K&L GATES llp 4350 LASSITER AT NORTH HILLS AVENUE SUITE 300 RALEIGH, NC 27609 T 919.743.7326 F 919.743.7358
EXEEE	Exhibit 5.1

July 8, 2020

Tenax Therapeutics, Inc. ONE Copely Parkway Suite 490 Morrisville, North Carolina 27560
Re: Tenax Therapeutics, Inc. Offering of Common Stock and Warrants

Ladies and Gentlemen:

We have acted as counsel to Tenax Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of 2,523,611 shares (the “Shares”) of its common stock, par value $0.0001 per share (“Common Stock”), and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 652,313 shares of Common Stock (the “Pre-Funded Warrant Shares” and, collectively with the Shares and the Pre-Funded Warrants, the “Securities”) pursuant to the Securities Purchase Agreement for Class C Units and Class D Units, dated July 6, 2020 (the “Purchase Agreement”), by and among the Company and the purchaser named therein (the “Purchaser”).

In connection with the offering and sale of the Securities, the Company has prepared and filed (a) the registration statement on Form S-3 (File No. 333-224951) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “1933 Act”) and effective as of May 23, 2018, (b) the prospectus dated May 23, 2018, contained in the Registration Statement (the “Base Prospectus”) and (c) the prospectus supplement dated July 6, 2020, filed by the Company with the Commission pursuant to Rule 424(b)(5) of the 1933 Act (the “Prospectus Supplement” and together with the Base Prospectus the “Prospectus”).

You have requested our opinion as to the matters set forth below in connection with the Prospectus Supplement. For purposes of rendering that opinion, we have examined: (i) the Prospectus Supplement; (ii) the Registration Statement; (iii) the Company’s Certificate of Incorporation, as amended; (iv) the Company’s Third Amended and Restated Bylaws; (v) the corporate actions of the Company’s Board of Directors relating to the approval of the Securities and the issuance of the shares of Common Stock thereunder; and (vi) a certificate of an officer of the Company, dated as of the date hereof. Other than our review of the documents listed in (i) through (vi) above, we have not reviewed any other documents or made any independent investigation for the purpose of rendering this opinion.

Tenax Therapeutics, Inc.
July 8, 2020

For the purpose of rendering this opinion, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that (1) the Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement, the Base Prospectus and the Prospectus Supplement, including all supplements and amendments thereto, (2) the Company will have sufficient authorized and unissued shares of its Common Stock available for the issuance of the Pre-Funded Warrant Shares upon the valid exercise of the Pre-Funded Warrants in accordance with their terms, (3) the issuance of the Shares and the Pre-Funded Warrant Shares will be noted in the Company’s stock ledger, and (4) the Purchase Agreement constitutes the valid and binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms.

Our opinion set forth below is limited to the Delaware General Corporation Law (the “DGCL”) and reported judicial decisions interpreting the DGCL, and, as to the Pre-Funded Warrants constituting valid and binding obligations of the Company, the laws of the State of New York.

Based upon and subject to the foregoing, we are of the opinion that:

(1)
the Shares, when issued and sold in accordance with the Purchase Agreement and in the manner contemplated by the Registration Statement and the Prospectus Supplement, will be validly issued, fully paid and non-assessable;

(2)
the Pre-Funded Warrants, when issued and sold in accordance with the Purchase Agreement and in the manner contemplated by the Registration Statement and the Prospectus Supplement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(3)
the Pre-Funded Warrant Shares, upon the valid exercise in accordance with the terms of the Pre-Funded Warrants and payment of the consideration required in connection therewith, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated July 8, 2020 and its incorporation by reference in the Registration Statement. We also consent to the reference to our Firm in the Prospectus Supplement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP

K&L Gates LLP